UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                                May 17, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS

On May 17, 2005, Standard & Poor’s Rating Services (“S&P”) lowered its corporate credit rating on Delphi Corporation (“Delphi”) to ‘B+’ from ‘BB’, its senior unsecured rating to ‘B-’ from ‘BB’, and its preferred stock rating to ‘CCC+’ from ‘B’. The ratings were removed from CreditWatch with negative implications and placed on negative outlook. At the same time, S&P assigned Delphi a ‘BB-’ secured debt rating and a ‘1’ recovery rating to Delphi’s proposed secured credit facilities, indicating a strong likelihood of full recovery of principal in the event of payment default. In addition, S&P assigned Delphi a ‘B-3’ short-term rating.

On May 19, 2005, Moody’s Investors Service (“Moody’s”) lowered its senior implied rating on Delphi to ‘B2’ from ‘Ba2’, its senior unsecured rating to ‘B3’ from ‘Ba2’, and its preferred stock to ‘Caa2’ from ‘Ba3’. Moody’s also assigned a ‘B1’ rating to Delphi’s proposed secured credit facilities. Moody’s rating outlook for Delphi is negative.

On May 20, 2005, Fitch Ratings (“Fitch”) lowered its senior unsecured debt rating on Delphi to ‘B’ from ‘BB-’ and its trust preferred rating to ‘CCC+’ from ‘B’. In addition, Fitch assigned an indicative senior secured bank facility rating of ‘BB-’ to Delphi’s proposed secured credit facilities. The ratings remain on Rating Watch Negative by Fitch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: May 23, 2005
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial Officer, Chief Accounting Officer and Controller)